EXHIBIT 23.1.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Pre-effective Amendment No. 4 to Form F-3 Registration Statement No. 333-101583 of Crystallex International Corporation on Form F-1 of our reports (which express an unqualified opinion and includes an explanatory paragraph relating to the restatement of the financial statements) dated July 25, 2003 appearing in the prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

/s/ DELOITTE & TOUCHE LLP
Toronto, Ontario

August 28, 2003